Exhibit 99
NEWS RELEASE FOR IMMEDIATE RELEASE	APRIL 8, 2010
Butler National Announces Date for Annual Shareholder Meeting

Olathe, Kansas, April 8, 2010 - Butler National Corporation (OTC Bulletin Board: BUKS), a leading manufacturer and provider of support systems for aircraft and a recognized provider of professional management services in the gaming industry, announces its Annual Meeting of Shareholders will be held on April 20, 2010 at 11:00 a.m. at the Best Western Country Inn & Suites in Dodge City, Kansas. Immediately following the meeting there will be lunch for all shareholders and a tour of Boot Hill Casino & Resort in Dodge City.

Clark Stewart, President and CEO of Butler National said, "We hope many of our shareholders can join us in Dodge City. We are excited to discuss the company and share the Boot Hill Casino & Resort experience with our shareholders."

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Craig D. Stewart, Investor Relations Butler National Corporation 19920 W. 161st Street Olathe, KS 66062 Jim Drewitz, Public Relations jim@jdcreativeoptions.com	Ph (214) 498-7775 Fax (913) 780-5088 Ph (830) 669-2466
THE WORLDWIDE WEB: Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.